Exhibit 99.1

Investors and Media:

Andy Kellogg & Kory Kutzke

(630) 824-1987

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES SOLID SECOND QUARTER 2018 RESULTS

•	Net income attributable to SXCP was $18.8 million and operating cash flow was $9.3 million in the second quarter 2018

•	Adjusted EBITDA attributable to SXCP was $54.7 million, up $12.5 million or 30 percent, versus the prior year period driven by record volumes in our Logistics business

•	Declared second quarter 2018 distribution of $0.40 per unit

•	Positioned to achieve our full-year 2018 Adjusted EBITDA attributable to SXCP guidance of $215 million to $225 million

Lisle, Ill. (July 26, 2018) - SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported results for the second quarter 2018, which reflect solid operating results across SXCP’s coke and logistics businesses.

“Second quarter 2018 financial results reflect a solid performance from our coke business and our third consecutive quarter of record setting throughput volumes at our Convent Marine Terminal. We continue to execute against our 2018 objectives and are positioned to achieve our full-year Adjusted EBITDA guidance,” said Mike Rippey, President and Chief Executive Officer of SunCoke Energy Partners, L.P.

SECOND QUARTER RESULTS

	Three Months Ended June 30,
(Dollars in millions)	2018	2017	Increase (Decrease)
Revenues	$228.6	$200.6	$28.0
Adjusted EBITDA(1)	$55.5	$43.0	$12.5
Net income (loss) attributable to SXCP	$18.8	$(12.9)	$31.7

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues in second quarter 2018 increased $28.0 million from the prior year period, primarily reflecting the pass-through of higher coal prices and higher sales volumes in our Domestic Coke segment as well as the record sales volumes at CMT.

Adjusted EBITDA in the quarter increased $12.5 million, driven primarily by sales volumes at CMT and improved operational coal-to-coke yields in our Domestic Coke Segment.

Net income attributable to SXCP in the second quarter 2018 was $18.8 million, up $31.7 million versus the same prior year period. The improvement was driven by the absence of the $19.9 million of loss on extinguishment of debt related to refinancing activities in the prior year period as well as improved operating results in the current period.

SECOND QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Haverhill, Middletown and Granite City cokemaking facilities, located in Franklin Furnace and Middletown, Ohio, and Granite City, Illinois, respectively.

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2018	2017	Increase
Revenues	$198.0	$182.0	$16.0
Adjusted EBITDA(1)	$41.0	$37.5	$3.5
Sales Volume (thousands of tons)	589	569	20
Adjusted EBITDA per ton(2)	$69.61	$65.91	$3.70

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

•	Revenues increased $16.0 million primarily reflecting the pass-through of higher coal prices and higher sales volumes.

•	Adjusted EBITDA increased $3.5 million primarily driven by $2.9 million from improved operational coal-to-coke yields and favorable energy prices. Comparisons between periods were also impacted by the timing and scope of planned outages and the absence of under-recovered coal costs from unfulfilled coal supply commitments, which provided a benefit of $3.4 million and $1.4 million, respectively, to Adjusted EBITDA as compared to the prior year period. These improvements were partially offset by $4.1 million of higher maintenance and operating costs during the second quarter 2018 compared to prior year period.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates operated by SXCP at our Convent Marine Terminal (“CMT”), Lake Terminal and Kanawha River Terminals (“KRT”).

	Three Months Ended June 30,
(Dollars in millions, except per ton amounts)	2018	2017	Increase (Decrease)
Revenues	$30.6	$18.6	$12.0
Intersegment sales	$1.8	$1.5	$0.3
Adjusted EBITDA(1)	$19.2	$9.6	$9.6
Tons handled (thousands of tons)(2)	6,687	4,909	1,778
CMT take-or-pay shortfall tons (thousands of tons)(3)	63	956	(893)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.
(3)	Reflects tons billed under take-or-pay contracts where services have not yet been performed.

•	Revenues and Adjusted EBITDA increased $12.0 million and $9.6 million, respectively, driven primarily by record sales volumes at CMT in the current year period. CMT had minimal take-or-pay shortfall tons from our long-term, take-or-pay arrangements at the end of the second quarter 2018 with no shortfall tons attributable to our two largest coal export customers.

Corporate and Other

Corporate and other expenses increased by $0.6 million to $4.7 million due primarily to costs associated with certain legal matters in the current year period.

2018 OUTLOOK

Our 2018 guidance is as follows:

•	Adjusted EBITDA attributable to SXCP is expected to be between $215 to $225 million

•	Distributable Cash Flow expect to be between $122 to $132 million

•	Capital expenditures are projected to be approximately $61 million, including approximately $35 million related to our Granite City gas sharing project

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors may participate in this call by dialing 1-833-236-5757 in the U.S. or 1-647-689-4185 if outside the U.S., confirmation code 4954699.

SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has approximately 55 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any loss (gain) on extinguishment of debt, and/or changes to our contingent consideration liability related to our acquisition of CMT. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Logistics deferred revenue, less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Distributable Cash Flow Coverage Ratio equals Distributable Cash Flow divided by estimated distributions to the limited and general partners.

•	Operating Cash Flow Coverage Ratio equals net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

•	Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•	Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

SunCoke Energy Partners, L.P.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$228.6	$200.6	$443.4	$396.2

Costs and operating expenses
Cost of products sold and operating expenses	165.0	149.4	322.1	284.8
Selling, general and administrative expenses	8.7	8.5	16.9	17.0
Depreciation and amortization expense	20.2	21.5	41.7	43.1

Total costs and operating expenses	193.9	179.4	380.7	344.9

Operating income	34.7	21.2	62.7	51.3
Interest expense, net	15.0	14.0	30.0	26.6
Loss on extinguishment of debt	—	19.9	—	19.9

Income (loss) before income tax expense (benefit)	19.7	(12.7)	32.7	4.8
Income tax expense (benefit)	0.3	(0.2)	0.6	149.0

Net income (loss)	19.4	(12.5)	32.1	(144.2)
Less: Net income (loss) attributable to noncontrolling interests	0.6	0.4	1.1	(2.0)

Net income (loss) attributable to SunCoke Energy Partners, L.P.	$18.8	$(12.9)	$31.0	$(142.2)

General partner’s interest in net income (loss)	$0.3	$1.2	$0.6	$(0.1)
Limited partners’ interest in net income (loss)	$18.5	$(14.1)	$30.4	$(142.1)
Net income (loss) per common unit (basic and diluted)	$0.40	$(0.30)	$0.66	$(3.08)
Weighted average common units outstanding (basic and diluted)	46.2	46.2	46.2	46.2

SunCoke Energy Partners, L.P.

Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(Unaudited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$12.0	$6.6
Receivables	59.3	42.2
Receivables from affiliate, net	3.2	5.7
Inventories	84.3	79.4
Other current assets	4.7	1.9

Total current assets	163.5	135.8

Properties, plants and equipment (net of accumulated depreciation of $459.3 million and $423.1 million at June 30, 2018 and December 31, 2017, respectively)	1,258.8	1,265.6
Goodwill	73.5	73.5
Other intangible assets, net	161.0	166.2
Deferred charges and other assets	0.2	0.3

Total assets	$1,657.0	$1,641.4

Liabilities and Equity
Accounts payable	$78.2	$54.9
Accrued liabilities	12.2	14.6
Deferred revenue	3.2	1.7
Current portion of long-term debt and financing obligation	2.7	2.6
Interest payable	3.7	4.0

Total current liabilities	100.0	77.8

Long-term debt and financing obligation	818.3	818.4
Deferred income taxes	119.8	119.2
Other deferred credits and liabilities	10.6	10.1

Total liabilities	1,048.7	1,025.5

Equity
Held by public:
Common units (issued 17,727,249 and 17,958,420 units at June 30, 2018 and December 31, 2017, respectively)	198.3	207.0
Held by parent:
Common units (issued 28,499,899 and 28,268,728 units at June 30, 2018 and December 31, 2017, respectively)	358.5	365.4
General partner’s interest	39.5	31.2

Partners’ capital attributable to SunCoke Energy Partners, L.P.	596.3	603.6
Noncontrolling interest	12.0	12.3

Total equity	608.3	615.9

Total liabilities and equity	$1,657.0	$1,641.4

SunCoke Energy Partners, L.P.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income (loss)	$32.1	$(144.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	41.7	43.1
Deferred income tax expense	0.6	148.8
Loss on extinguishment of debt	—	19.9
Changes in working capital pertaining to operating activities:
Receivables	(17.1)	(6.2)
Receivables/payables from affiliate, net	2.5	(5.4)
Inventories	(4.9)	(15.6)
Accounts payable	22.6	12.0
Accrued liabilities	(2.2)	(0.2)
Deferred revenue	1.5	9.5
Interest payable	(0.3)	(9.5)
Other	(1.1)	(0.6)

Net cash provided by operating activities	75.4	51.6

Cash Flows from Investing Activities:
Capital expenditures	(29.0)	(9.9)

Net cash used in investing activities	(29.0)	(9.9)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	620.6
Repayment of long-term debt	—	(532.2)
Repayment of financing obligation	(1.3)	(1.2)
Proceeds from revolving credit facility	92.5	128.0
Repayment of revolving credit facility	(92.5)	(200.0)
Debt issuance costs	—	(13.9)
Distributions to unitholders (public and parent)	(48.3)	(60.3)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(1.4)	(1.1)
Capital contributions from SunCoke	10.0	—

Net cash used in financing activities	(41.0)	(60.1)

Net increase (decrease) in cash and cash equivalents and restricted cash	5.4	(18.4)
Cash, cash equivalents and restricted cash at beginning of period	6.6	42.3

Cash, cash equivalents and restricted cash at end of period	$12.0	$23.9

Supplemental Disclosure of Cash Flow Information
Interest paid	$29.9	$35.5
Income taxes paid	$2.5	$0.6

SunCoke Energy Partners, L.P.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$198.0	$182.0	$388.0	$355.2
Logistics	30.6	18.6	55.4	41.0
Logistics intersegment sales	1.8	1.5	3.5	3.3
Elimination of intersegment sales	(1.8)	(1.5)	(3.5)	(3.3)

Total sales and other operating revenues	$228.6	$200.6	$443.4	$396.2

Adjusted EBITDA(1):
Domestic Coke	$41.0	$37.5	$81.3	$80.0
Logistics	19.2	9.6	32.6	22.6
Corporate and Other	(4.7)	(4.1)	(8.9)	(7.9)

Total Adjusted EBITDA	$55.5	$43.0	$105.0	$94.7

Coke Operating Data:
Domestic Coke capacity utilization	103%	98%	100%	99%
Domestic Coke production volumes (thousands of tons)	589	565	1,143	1,132
Domestic Coke sales volumes (thousands of tons)	589	569	1,157	1,133
Domestic Coke Adjusted EBITDA per ton(2)	$69.61	$65.91	$70.27	$70.61
Logistics Operating Data:
Tons handled (thousands of tons)(3)	6,687	4,909	12,218	10,358
CMT take-or-pay shortfall tons (thousands of tons)(4)	63	956	126	1,500

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.
(4)	Reflects tons billed under take-or-pay contracts where services have not yet been performed.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net income (loss)	$19.4	$(12.5)	$32.1	$(144.2)
Add:
Depreciation and amortization expense	20.2	21.5	41.7	43.1
Interest expense, net	15.0	14.0	30.0	26.6
Loss on extinguishment of debt	—	19.9	—	19.9
Income tax expense (benefit)	0.3	(0.2)	0.6	149.0
Contingent consideration adjustments	0.6	0.3	0.6	0.3

Adjusted EBITDA	$55.5	$43.0	$105.0	$94.7
Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	0.8	0.8	1.6	1.6

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$54.7	$42.2	$103.4	$93.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net cash provided by operating activities	$9.3	$12.2	75.4	51.6
Add:
Cash interest paid	27.9	14.6	29.9	35.5
Cash income tax paid	1.2	0.3	2.5	0.6
Changes in working capital(2)	17.2	17.2	(2.4)	5.9
Contingent consideration adjustments	0.6	0.3	0.6	0.3
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(0.7)	(1.6)	(1.0)	0.8

Adjusted EBITDA	$55.5	$43.0	$105.0	$94.7
Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	0.8	0.8	1.6	1.6

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$54.7	$42.2	$103.4	$93.1

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(2)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Operating Activities to

Distributable Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net Income (loss)	$19.4	$(12.5)	$32.1	$(144.2)
Add:
Depreciation and amortization expense	20.2	21.5	41.7	43.1
Interest expense, net	15.0	14.0	30.0	26.6
Loss on extinguishment of debt	—	19.9	—	19.9
Income tax expense (benefit)	0.3	(0.2)	0.6	149.0
Contingent consideration adjustments	0.6	0.3	0.6	0.3
Logistics volume shortfall billings(1)	(0.1)	5.5	1.1	8.7
Repayment of corporate cost holiday deferral	—	(8.4)	—	(8.4)
Subtract
Ongoing capex (SXCP Share)	6.0	5.1	11.0	7.8
Replacement capex accrual	2.0	1.9	3.9	3.8
Cash interest accrual	15.1	13.7	30.0	25.5
Cash income tax accrual(2)	0.5	0.6	1.1	1.2
Adjusted EBITDA attributable to noncontrolling interest(3)	0.8	0.8	1.6	1.6

Distributable cash flow	$31.0	$18.0	58.5	$55.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in millions)
Net cash provided by operating activities	$9.3	$12.2	$75.4	$51.6
Add:			—	—
Cash interest paid	27.9	14.6	29.9	35.5
Cash income tax paid	1.2	0.3	2.5	0.6
Changes in working capital(4)	17.2	17.2	(2.4)	5.9
Logistics volume shortfall billings(1)	(0.1)	5.5	1.1	8.7
Repayment of corporate cost holiday/deferral	—	(8.4)	—	(8.4)
Contingent consideration adjustment	0.6	0.3	0.6	0.3
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(0.7)	(1.6)	(1.0)	0.8
Subtract:			—	—
Ongoing capex (SXCP share)	6.0	5.1	11.0	7.8
Replacement capex accrual	2.0	1.9	3.9	3.8
Cash interest accrual	15.1	13.7	30.0	25.5
Cash income tax accrual(2)	0.5	0.6	1.1	1.2
Adjusted EBITDA attributable to noncontrolling interest(3)	0.8	0.8	1.6	1.6

Distributable cash flow	$31.0	$18.0	$58.5	$55.1

Quarterly cash distribution declared in the period	$18.9	$29.5	$37.8	$59.0
Operating cash flow coverage ratio(5)	0.49	0.41	1.99	0.87
Distribution coverage ratio(6)	1.64	0.61	1.55	0.93

(1)	Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow.

(2)	Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(3)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(4)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.
(5)	Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.
(6)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2018 Consolidated Adjusted EBITDA

	2018
	Low	High
	(Dollars in millions)
Net Income	$68	$83
Add:
Depreciation and amortization expense	88	83
Interest expense	60	60
Income tax expense	2	3

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

	2018
	Low	High
	(Dollars in millions)
Net cash provided by operating activities	$145	$160
Add:
Cash interest paid	60	60
Cash income tax paid	2	3
Changes in working capital and other(2)	11	6

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(2)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2018 Distributable Cash Flow

	2018
	Low	High
Net Income	$68	$83
Add:
Depreciation and amortization expense	88	83
Interest expense	60	60
Income tax expense	2	3
Subtract:
Ongoing capex (SXCP share)	25	25
Replacement capex accrual	8	8
Cash interest accrual	57	57
Cash tax accrual(1)	3	3
Adjusted EBITDA attributable to noncontrolling interest(2)	3	4

Distributable Cash Flow	$122	$132

	2018
	Low	High
Net cash provided by operating activities	$145	$160
Add:
Cash Interest paid	60	60
Cash Income tax paid	2	3
Changes in working capital(3)	11	6
Subtract:
Ongoing capex (SXCP share)	25	25
Replacement capex accrual	8	8
Cash interest accrual	57	57
Cash tax accrual(1)	3	3
Adjusted EBITDA attributable to noncontrolling interest(2)	3	4

Distributable Cash Flow	$122	$132

Estimated distributions(4)	$76	$76
Operating cash flow coverage ratio(5)	1.92x	2.12x
Distribution cash coverage ratio(6)	1.62x	1.75x

(1)	Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(2)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(3)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.
(4)	Estimated distributions assumes distributions are held constant at $0.40 per unit each quarter.
(5)	Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.
(6)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.